Exhibit 10.1
CST BRANDS, INC.
AMENDED AND RESTATED
2013 OMNIBUS STOCK AND INCENTIVE PLAN
This Plan, in its amended and restated form, shall be effective as of June 4, 2014, pending approval by the Company’s stockholders at the 2014 Annual Meeting of stockholders. Awards granted prior to the effective date of this amendment and restatement shall be subject to, and governed by, the terms and conditions of this Plan in effect at the time of the Award and the applicable Award Agreement, unless such Award Agreement is later amended pursuant to the terms of this Plan.
ARTICLE 1
PURPOSE
The purpose of this Plan is to attract and retain the services of employees and non-employee directors, to provide them with a proprietary interest in the Company, and to motivate them using stock-based and cash incentives linked to short-term and long-range Performance Goals and the interests of the Company’s stockholders.
ARTICLE 2
DEFINITIONS
For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1.
“Award” means the grant of any Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Unit Award, Performance Share, Performance Unit, Performance Cash, Dividend Equivalent or any other right or interest relating to stock or cash incentive, whether granted singly, in combination or in tandem to a Participant under this Plan (each individually referred to herein as an “Incentive”). “Award” also means any annual incentive cash bonus award made under this Plan pursuant to applicable guidelines.

2.2.
“Award Agreement” means a written agreement between a Participant and the Company, which evidences the grant of an Award and contains the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

2.3.	“Award Period” means the period during which one or more Incentives granted under an Award may be exercised or earned.

2.4.	“Board” means the board of directors of the Company.

2.5.	“Code” means the Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations promulgated thereunder.

2.6.	“Committee” means the Compensation Committee of the Board or such other Committee appointed or designated by the Board to administer this Plan in accordance with Article 3 of this Plan.

2.7.	“Common Stock” means the Company’s $0.01 par value common stock, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.8.	“Company” means CST Brands, Inc., a Delaware corporation, and any successor entity.

2.9.
“Covered Participant” means a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, and any individual the Committee determines should be treated as such a covered employee.

2.10.	“Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.

2.11.
“Dividend Equivalent” means an Award, designated as a Dividend Equivalent, granted to Participants pursuant to Section 6.8 hereof, or in conjunction with other Awards, the value of which is determined, in whole or in part, by the value of payments tied to or based on the payment of dividends to holders of Common Stock and may be conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.12.	“Employee” means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary.

2.13.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14.
“Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange on the pertinent date, or in the absence of reported sales on such day, then on the next following day for which sales were reported.

2.15.	“Incentive” means an Award under this Plan as defined by Section 2.1 of Article 2.

2.16.	“Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.17.
“Limited SAR” or “Limited Stock Appreciation Right” means an Award designated as an SAR as defined in this Article 2, which is granted with certain limiting features as determined by the Committee and as set forth in the Award Agreement at the time of grant.

2.18.	“Non-Employee Director” means a member of the Board who is not an Employee.

2.19.	“Non-qualified Stock Option” or “NQSO” means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

2.20.	“NYSE” means the New York Stock Exchange.

2.21.	“Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.22.	“Participant” shall mean an Employee or Non-Employee Director to whom an Award is granted under this Plan.

2.23.
“Performance Award” means an Award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of Performance Shares, Performance Units, Performance Cash, or Dividend Equivalents.

2.24.
“Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.7 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.25.	“Performance Goals” mean the objectives and criteria established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned.

2.26.	“Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

2.27.
“Performance Share” means an Award, designated as a Performance Share in the form of shares of Common Stock or other securities of the Company, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the value of Common Stock and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.28.
“Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 6.7 hereof, the value of which is determined, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award Agreement.

2.29.	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.30.
“Plan” means the CST Brands, Inc. Amended and Restated 2013 Omnibus Stock and Incentive Plan, as originally adopted on February 28, 2013, and in its amended and restated form approved by the Board and subject to stockholder approval, as amended from time to time.

2.31.
“Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan that are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.32.
“Restricted Stock Unit” means a fixed or variable dollar-denominated right to acquire Common Stock contingently awarded pursuant to Section 6.4 of this Plan that is subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.33.
“Stock Appreciation Right” or “SAR” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares, and may be granted as a Limited SAR.

2.34.	“SAR Price” means the Fair Market Value of each share of Common Stock covered by a SAR, on the Date of Grant of the SAR.

2.35.	“SEC” shall mean the Securities and Exchange Commission.

2.36.	“Stock Option” means a Non-qualified Stock Option or an Incentive Stock Option.

2.37.
“Stock Unit Award” means awards of Common Stock or other awards pursuant to Section 6.8 hereof that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other securities of the Company.

2.38.
“Subsidiary” means any entity for which CST Brands, Inc. is the ultimate parent company and in which all of the equity, partnership, member or other interests are owned directly or indirectly by CST Brands, Inc. or another one of its Subsidiaries. “Subsidiaries” means more than one of any such entities.

ARTICLE 3
ADMINISTRATION

3.1.
The Committee shall administer the Plan unless otherwise determined by the Board. The administering Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board; and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

3.2.
The Committee shall select one of its members to act as its Chair. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.3.
The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms and conditions as may be approved by the Committee not inconsistent with this Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem.

3.4.
The Committee, in its discretion, shall (i) interpret this Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of this Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of this Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

3.5.
With respect to restrictions in this Plan that are based on the requirements of Rule 16b-3 under the Exchange Act, Section 422 of the Code, Section 162(m) of the Code, the rules of the NYSE or any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY
Employees (including Employees who are also a director or an officer) and Non-Employee Directors are eligible to participate in this Plan. The Committee, in its discretion, may grant, but shall not be required to grant, an Award to any Employee or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time selectively to one or more new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, all as the Committee shall determine. Except as may be required by this Plan, Awards need not be uniform.
ARTICLE 5
SHARES SUBJECT TO PLAN

5.1.
Total Shares Available. Subject to adjustment as provided in Articles 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to (a) Awards granted under this Plan (including Awards issued under the Plan in 2013)

is 7,539,724 (the “Share Limit”) and (b) Stock Options granted under this Plan intended to be Incentive Stock Options is an amount equal to 50 percent of the Share Limit. Not more than 65 percent of the available shares pursuant to Awards under this Plan may be in the form of time-lapse Restricted Stock, time-lapse Restricted Stock Units, Stock Unit Awards, Performance Shares, Performance Units, Performance Cash or Dividend Equivalents.

5.2.
Source of Shares. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.3.
Restoration and Retention of Shares (“Share Counting”). If any shares of Common Stock subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such shares shall, after issuance or transfer, be reacquired by the Company because of the Participant’s failure to comply with the terms and conditions of an Award or for any other reason, the shares not so issued or transferred, or the shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in Section 5.1 and may be used thereafter for additional Awards under this Plan. The following additional parameters shall apply:

(a)
To the extent an Award under this Plan is settled or paid in cash, shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of shares of Common Stock provided for in Section 5.1.

(b)
If an Award may be settled in shares of Common Stock or cash, such shares shall be deemed issued only when and to the extent that settlement or payment is actually made in shares of Common Stock. To the extent an Award is settled or paid in cash, and not shares of Common Stock, any shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under this Plan, and the maximum number of shares of Common Stock that may be issued or transferred under this Plan shall be reduced only by the number of shares actually issued and transferred to the Participant.

(c)
Notwithstanding the foregoing: (i) Shares withheld or tendered to pay withholding taxes or the exercise price of an Award shall not again be available for the grant of Awards under this Plan, and (ii) the full number of Shares subject to a Stock Option or SAR granted that are settled by the issuance of Shares shall be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon the settlement of such Stock Option or SAR.

(d)	Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for the future grant of Awards.

5.4.
Uncertificated Shares. Shares issued under this Plan will be registered in uncertificated book-entry form (unless a holder of Common Stock requests a certificate representing such holder’s shares of Common Stock). As a result, instead of receiving Common Stock certificates, holders of Common Stock will receive account statements reflecting their ownership interest in shares of Common Stock. The book-entry shares will be held with the Company’s transfer agent, which will serve as the record keeper for all shares of Common Stock being issued in connection with this Plan. Any stockholder who wants to receive a physical certificate evidencing shares of Common Stock issued under this Plan will be able to obtain a certificate by contacting the Company’s transfer agent.

ARTICLE 6
GRANT OF AWARDS

6.1.	In General.

(a)
The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s) or the value of the Performance Award (if applicable), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms as are approved by the Committee not inconsistent with this Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within 10 years of the date of adoption of this Plan or within 10 years following the date upon which the Plan was last amended and approved by its stockholders. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under this Plan.

(b)
If the Committee establishes a Date of Grant purchase price for an Award, the Participant must pay such purchase price within 30 days (or such shorter period as the Committee may specify) after the Date of Grant.

6.2.	Limitations on Awards.

(a)	This Plan is subject to the following additional limitations:

(i)	The Option Price of Stock Options cannot be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

(ii)	The SAR Price of a SAR cannot be less than 100 percent of the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

(iii)
Repricing of Stock Options and SAR’s or other downward adjustments in the Option Price or SAR Price of previously granted Stock Options or SAR’s, respectively, are prohibited, except in connection with a corporate transaction involving the Company such as any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, provided that the terms of outstanding Awards may not be amended without stockholder approval to reduce the exercise price of outstanding Stock Options or SAR’s or cancel outstanding Stock Options or SAR’s in exchange for cash, other awards or Stock Options or SAR’s having an exercise price that is less than the exercise price of the original Stock Option or SAR.

(iv)
No Participant may receive during any calendar year (A) Stock Options or SARs covering an aggregate of more than 1,000,000 shares or (B) Awards that are intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code (other than Stock Options or SARs) covering an aggregate of more than 1,000,000 shares.

(v)	No Participant may receive during any calendar year Awards that are to be settled in cash covering an aggregate of more than $20,000,000.

(vi)	The term of Awards may not exceed 10 years.

(b)
Limited SAR’s granted in tandem with Stock Options or other Awards shall not be counted towards the maximum individual grant limitation set forth in this Section, as the Limited SAR will expire based on conditions described in Section 6.5(b), below.

6.3.
Rights as Stockholder. Except as provided in Section 6.4 and Section 6.8 of this Plan, until the issuance of the shares of Common Stock (as evidenced by the appropriate entry on the books of the Company or its transfer agent), no right to vote or receive dividends or any other rights as a stockholder of the Company shall exist with respect to such shares, notwithstanding the exercise of any Incentive or Award. No adjustment will be made for a dividend or other rights for which the record date is prior to the date shares are issued, except as otherwise provided in this Plan.

6.4.
Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units, (iii) the time(s) within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

(a)
Record of Shares. Each Participant who is awarded Restricted Stock shall be issued the number of shares of Common Stock specified in the Award Agreement for such Restricted Stock, and such shares shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a book entry notation in the share transfer records of the Company’s transfer agent. Such shares shall be registered in the name of the Participant, subject to any restrictions in effect for the Award.

(b)	Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

(i)
Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock and/or Restricted Stock Units. Except with respect to issuances hereunder representing no greater than five percent of the Share Limit, any Restricted Stock or Restricted Stock Units not granted pursuant to a Performance Award shall have a minimum Restriction Period of three years from the Date of Grant, provided that the Committee may provide for earlier vesting upon such events as the Committee deems appropriate which shall be set forth in the applicable Award Agreement. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock and/or Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)
Except as provided in subparagraph (i) above and Section 6.8(a) below and subject to the terms of a Participant’s Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates or other evidence of ownership of shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any forfeited shares to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

(iii)
The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to Article 14 of this Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock and/or Restricted Stock Units, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, and/or (v) other comparable Performance Goals, as may be determined by the Committee in its sole discretion.

6.5.	SAR’s and Limited SAR’s.

(a)
An SAR shall entitle the Participant at his or her election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore a distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant with a cash settlement to be made for any fractional share interests. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by providing to the Participant a cash payment in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

(b)
A Limited SAR shall allow the Participant to receive from the Company cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the Limited SAR) per share over the Limited SAR Price per share specified in such Limited SAR, multiplied by the total number of shares of the Limited SAR being surrendered. The Company will satisfy its obligation with a cash settlement to be made for any fractional Limited SAR. Limited SAR’s will expire without consideration upon the vesting, exercise, or settlement, in shares and/or in cash, of Awards for which the Limited SAR was granted in tandem.

6.6.
Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

6.7.	Performance Based Awards.

(a)
Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Shares, Performance Units, Performance Cash, or Dividend Equivalents to Participants subject to the Performance Goals and Performance Period as it shall determine. The terms and conditions of each Performance Award will be set forth in the Award Agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Any Performance Shares or Performance Units granted under this Plan shall have a minimum Restriction Period of one year from the Date of Grant, provided that the Committee may provide for earlier vesting upon such events as the Committee deems appropriate, which shall be set forth in the applicable Award Agreement. Participants receiving Performance Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

(b)
Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of the Subsidiary or division which employs him or her, may be based on the performance of the Company generally, or a combination of the foregoing. The Performance Goals may be based on achievement of financial statement objectives, or any other objectives established by the Committee. The Performance Goals may be absolute in their terms or measured in relationship to other companies similarly or otherwise situated. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(c)
Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in a lump sum or installments in cash, shares of Common Stock, or a combination thereof as determined by the Committee.

6.8.	Other Stock Based Awards.

(a)
Grant of Other Stock Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under this Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock or other securities. The Committee, in its sole discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section or as an Award granted pursuant to the other provisions of this Article, may grant or provide to the Participant (i) dividends or Dividend Equivalents (payable on a current or deferred basis by crediting to an account maintained on the books of the Company, in tandem with other Awards, in addition to other Awards or freestanding and unrelated to other Awards, except not for Stock Options and unvested SAR’s) and (ii) cash payments in lieu of or in addition to an Award. The Committee, in its sole discretion, shall determine, from time to time, the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “rules”) of the Award, including but not limited to the payment or crediting of dividends or Dividend Equivalents, and shall set forth those rules in the related Award Agreement. Notwithstanding the foregoing, dividends or Dividend Equivalents shall not be payable or credited in respect of unearned Awards subject to performance conditions (other than or in addition to the passage of time), although dividends and Dividend Equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than thirty days after, such Awards are earned and become distributable as determined by the Committee.

(b)	Rules for Stock Unit Awards. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i)
All rights with respect to such Stock Unit Awards granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii)
Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(iii)	The Committee, in its sole and complete discretion, may establish certain Performance Goals that may relate in whole or in part to receipt of the Stock Unit Awards.

(iv)	Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified employment period.

(v)	The Committee as a result of certain circumstances may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award at the time of Award.

6.9.
Other Cash Based Awards. The Committee may issue to Participants, either alone or in addition to other Awards made under this Plan, the opportunity to earn a cash bonus award based upon the attainment of one or more Performance Goals for a Performance Period of one year or less, including annual incentive cash bonus awards. The Committee, in its sole and complete discretion, may grant a cash Award. The Committee shall determine the terms, conditions and payment rules of any such cash Award.

ARTICLE 7
AWARD PERIOD; VESTING

7.1.	Award Period. Subject to the other provisions of this Plan, no Incentive granted under this Plan may be exercised at any time after the end of its Award Period.

7.2.
Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable or the restrictions thereon will immediately lapse, in whole or in part, or that all or any portion may not be exercised or the restrictions thereon will not lapse until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of this Plan. If the Committee imposes conditions upon exercise or the lapsing of restrictions, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be exercised or the restrictions may lapse, consistent with the terms of this Plan.

ARTICLE 8
TERMINATION OF SERVICE

8.1.
Termination of Service. The terms and conditions applicable to each Award in the event of a termination of service with the Company or its Subsidiaries, for any reason, shall be determined by the Committee and included in the applicable Award Agreement.

8.2.
Amendment. Subject to the limitations set forth in Section 6.2 above, the Committee or the Chief Executive Officer may prescribe new or additional terms for the vesting, exercise or realization of any Award, provided that no such action shall deprive a Participant or beneficiary, without his or her consent, of the right to any benefit accrued to his or her credit at the time of such action.

ARTICLE 9
EXERCISE OF INCENTIVE

9.1.	In General.

(a)
A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in Article 8. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms and conditions of this Plan.

(b)
An Incentive may not be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock.

9.2.	Stock Options.

(a)
Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”) in accordance with procedures established by the Company. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

(b)
Upon payment of all amounts due from the Participant, the Company shall cause shares of the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date, provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain possession of the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the

Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c)
If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant’s right to purchase such Common Stock may be terminated by the Company.

9.3.
SAR’s. Subject to the conditions of this Section and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by fax) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof in accordance with procedures established by the Company. On the SAR exercise date, the Participant shall receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

9.4.
Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Incentive may make the payment of the amount of any taxes required to be collected or withheld by the Company in connection with such exercise in whole or in part by electing, at or before the time of exercise, either (i) to have the Company withhold from the number of shares otherwise deliverable a number of shares whose value equals the amount of the applicable supplemental wage withholding required plus any required state, local or employment tax withholdings, or (ii) to deliver certificates for other shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld.

9.5.
Valuation. Any calculation with respect to a Participant’s income, required tax withholding or other matters required to be made by the Company upon the exercise of an Incentive shall be made using the Fair Market Value of the shares of Common Stock on the Exercise Date, whether or not the Exercise Notice is delivered to the Company before or after the close of trading on that date, unless otherwise specified by the Committee. Notwithstanding the foregoing, for Stock Option exercises using the Company’s “same-day-sale for cash method” or “broker sale for stock method,” a Participant’s taxable gain and related tax withholding on the exercise will be calculated using the actual market price at which shares were sold in the transaction.

ARTICLE 10
SPECIAL PROVISIONS APPLICABLE
TO COVERED PARTICIPANTS
Awards subject to Performance Goals that are intended to satisfy the deductibility requirements of Code Section 162(m) and paid to Covered Participants under this Plan shall be governed by the conditions of this Article 10 in addition to the requirements of Article 6, above. If the conditions set forth under this Article 10 conflict with the requirements of Article 6, the conditions of this Article 10 shall prevail. In the event an Award is intended to comply with Code Section 162(m), then the provisions of this Article 10 shall apply. Notwithstanding any other provision in this Plan to the contrary, the Committee may grant Awards that do not fully comply with the requirements of Code Section 162(m) to any Participant, and such non-compliant Awards will not be subject to the limitations of this Article 10.

10.1.
Establishment of Performance Goals. All Performance Goals relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

10.2.
Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative (e.g., compared to a group of companies) terms, for the Company or any Subsidiary:

(a)	Increased revenue;

(b)	Net income measures (including but not limited to income after capital costs and income before or after taxes);

(c)	Stock price measures (including but not limited to growth measures and total stockholder return);

(d)	Market share;

(e)	Earnings per share (actual or targeted growth);

(f)	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(g)	Economic value added (“EVA”);

(h)	Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(i)
Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(j)	Operating measures (including but not limited to operating income, funds from operations, cash from operations, after-tax operating income and sales volumes);

(k)	Expense measures (including but not limited to general and administrative expense);

(l)	Margins;

(m)	Stockholder value;

(n)	Total stockholder return;

(o)	Proceeds from dispositions;

(p)	Total market value; and

(q)	Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

10.3.
Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party “objectivity” standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions.

10.4.
Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under this Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

10.5.	Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

10.6.
Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

10.7.
Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.

ARTICLE 11
AMENDMENT OR DISCONTINUANCE

11.1.
In General. Subject to the limitations set forth in this Article 11, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue this Plan in whole or in part, provided that no amendment that requires stockholder approval under the rules of the national exchange on which the shares of Common Stock are listed (or in order for this Plan and Incentives awarded under this Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section), shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under this Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to this Plan, the holder of any Incentive outstanding under this Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.

11.2.
Amendments to Awards. Subject to the limitations set forth in this Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that, unless required by law, no action contemplated or permitted by this Article 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under this Plan without the consent of the affected Participant.

11.3.
Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms, conditions, and criteria of Awards in recognition of unusual or nonrecurring events (including the events described in Section 13 of this Plan) affecting the Company, any Subsidiary, or the financial statements of the Company, or in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 12
EFFECTIVE DATE AND TERM
This Plan shall become effective on the date of its approval by the stockholder of the Company, and shall continue in existence and force for a period of 10 years thereafter, subject to earlier termination as prescribed under Article 11 above. After termination of this Plan, no future Awards may be granted hereunder, but any Awards or Incentives granted before the date of termination will continue to be in effect in accordance with their terms and conditions.
ARTICLE 13
CAPITAL ADJUSTMENTS

13.1.
In General. If at any time while this Plan is in effect, or Incentives are outstanding, there shall be any stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, then:

(a)
An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under this Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(b)
Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

(c)
Appropriate adjustments shall be made in the number of SAR’s and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

(d)	Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

(e)
Appropriate adjustments shall be made with respect to shares of Common Stock applicable to any other Incentives previously awarded under this Plan as the Committee, in its sole discretion, deems appropriate, consistent with the event.

13.2.
Issuance of Stock or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under this Plan, (ii) the number of or SAR Price or SAR’s then subject to outstanding SAR’s granted under this Plan, (iii) the number of outstanding shares of Restricted Stock, or (iv) the number of shares of Common Stock otherwise payable under any other Incentive.

13.3.
Notification. Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall notify each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 14
RECAPITALIZATION, MERGER AND
CONSOLIDATION;

14.1.
Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14.2.
Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled.

14.3.
Acquired Entity. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company that were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

ARTICLE 15
LIQUIDATION OR DISSOLUTION
In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, sell all or substantially all of its property, or dissolve, liquidate, or wind up its affairs (each, a “Dissolution Event”), then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 16
ADDITIONAL AUTHORITY OF COMMITTEE
In addition to the Committee’s authority set forth elsewhere in this Plan, in order to maintain a Participant’s rights in the event of a merger, acquisition, consolidation or other corporate event or Dissolution Event described under Articles 15 and 16, the Committee, as constituted before the merger, acquisition, consolidation or other corporate event or Dissolution Event, is hereby authorized, and has sole discretion, as to any Incentive, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

(a)
provide for the purchase of any Incentive, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Incentive or realization of the Participant’s rights in the Incentive had the Incentive been currently exercisable or payable;

(b)
to the extent not inconsistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancelation, or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant; or

(c)	cause any outstanding Incentive to be assumed, or new rights substituted therefor, by an acquiring or surviving corporation or successor corporation.
The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.
ARTICLE 17
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER CORPORATIONS
Incentives may be granted under this Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.
ARTICLE 18
MISCELLANEOUS PROVISIONS

18.1.
Code Section 409A. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A of the Internal Revenue Code of 1986, as amended and related regulations and Treasury pronouncements (“Section 409A”), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. This Plan is intended to comply, and shall be administered consistently in all respects, with Section 409A, and the regulations and additional guidance promulgated thereunder to the extent applicable. Accordingly, the Company shall have the authority to take any action, or refrain from taking any action, with respect to this Plan or any Award hereunder that is reasonably necessary to ensure compliance with Code Section 409A (provided that the Company shall choose the action that best preserves the value of payments and benefits provided to Participant that is consistent with Code Section 409A); this Plan shall be interpreted in a manner that is consistent with Code Section 409A. In furtherance, but not in limitation of the foregoing:

(a)	in no event may Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder;

(b)
to the extent the Participant is a “specified employee” within the meaning of Code Section 409A, payments, if any, that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due during the first six months following Participant’s termination of employment shall be delayed and all such delayed payments shall be paid in full in the seventh month after such termination date, provided that the above delay shall not apply to any payment that is excepted from coverage by Code Section 409A, such as a payment covered by the short-term deferral exception described in Treasury Regulations Section 1.409A-1(b)(4).

18.2.
Forfeiture Events; Clawback. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or the rules and regulations of the NYSE, if any, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture, or similar requirements, in addition to any otherwise applicable vesting of an Award (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

18.3.
Investment Intent. The Company may require that there be presented to and filed with it by any Participant under this Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

18.4.
No Right to Continued Employment. Neither this Plan nor any Incentive granted under this Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

18.5.
Delegation. Subject to the terms of this Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards.

18.6.
Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

18.7.
Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

18.8.
Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and 162(m) of the Code), and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. This Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required, and the grant or making of any Award shall be conditional and shall be granted or awarded subject to acceptance of the shares deliverable pursuant to the Award for listing on the NYSE.

18.9.
Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

18.10.
Tax Requirements, Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant the amount (in cash, shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under this Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company’s

withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

18.11.	Assignability.

(a)
Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 18.10 that is not required for compliance with Section 422 of the Code.

(b)
The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (a) there shall be no consideration for any such transfer, (b) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (c) subsequent transfers of transferred Non-qualified Stock Options or SAR’s shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 12, 14, 16 and 18 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SAR’s shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 18.11.

18.12.
No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

18.13.
Governing Law. The validity, construction, enforcement and effect of the Plan and any actions taken or relating to this Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

18.14.
Successors and Assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform the Company’s obligations under this Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. As used herein, the “Company” shall mean the Company as herein before defined and any aforesaid successor to its business and/or assets.

18.15.
No Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares or whether fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.